EXHIBIT 10.7(a)

                                                   AMARILLO SUPPLY AGREEMENT

               This Agreement is made and entered into effective the 2nd

          day of January 1993 by and between Mesa Operating Limited

          Partnership, a Delaware limited partnership, ("SELLER") and

          Energas Company, a division of Atmos Energy Corporation, a Texas

          Corporation ("BUYER").

                                     WITNESSETH:

               WHEREAS, SELLER and BUYER are the respective successors to that certain Agreement between Amarillo Oil Company and Amarillo

          Gas Company, dated June 27, 1949, ("Amarillo Supply Contract");

          and

               WHEREAS, SELLER and BUYER desire to consolidate the

          Amarillo Supply Contract and all amendments thereto into a single document which reflects the current agreement between SELLER and

          BUYER;

               Now THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein as well as other valuable consideration, the sufficiency and receipt of which are hereby acknowledged, SELLER and BUYER mutually covenant and agree as follows:

               I.  Amarillo Supply Contract Superseded:  Effective January

          2, 1993, all provisions of the Amarillo Supply Contract, and all amendments thereto are terminated and are hereby superseded by the terms of this Agreement.

               II.  Supply of Gas:  (a) SELLER agrees and obligates itself to sell and deliver to BUYER, and BUYER agrees to purchase and take from SELLER and pay for, all volumes of gas made available by SELLER to BUYER and which are required by BUYER to supply its





          present and future domestic and commercial customers located in the City of Amarillo, Texas, and its environs.

               (b) In order that BUYER may be assured of an adequate and

          permanent supply of gas under the terms and provisions hereof with which to meet its present and future market requirements, as above defined, BUYER shall have first call upon the residue gas attributable to the gas now owned or controlled by SELLER under and by virtue of that certain agreement dated January 3, 1928,

          between the Amarillo Oil Company, predecessor in interest of the

          SELLER and Canadian River Gas Company, predecessor in interest to

          Colorado Interstate Gas Company as amended from time to time (the

          "B" Contract).  BUYER's first call rights to receive "B" Contract residue gas in preference to SELLER's rights to sell such gas to customers other than Energas shall be subject to the "B"

          Contract, as amended by that certain Production Allocation

          Agreement dated January 1, 1991, and that certain instrument entitled Amendment to "B" Contract and Production Allocation

          Agreement dated January 1, 1993 (collectively, the PAA) between the SELLER and Colorado Interstate Gas Company and shall apply only to such volumes of residue gas as are required to serve

          BUYER's domestic and commercial customers in the City of Amarillo and its environs;  provided, however, that SELLER shall not be obligated to deliver to BUYER on a daily basis volumes in excess of the available residue gas attributable to 100 MMcf per day of

          SELLER's production under the "B" Contract.

               (c)  SELLER will make no sale, transfer, assignment, or

          other disposition of its "B" Contract gas rights as are required to serve BUYER's domestic and commercial customers in the City of

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          Amarillo and its environs, except subject to the first call rights described herein.

               (d)  That in the event SELLER shall default in the

          performance of any of its obligations hereunder, BUYER shall be subrogated to and entitled to exercise and enforce all the rights, privileges, remedies of SELLER against any and all persons and corporations through or from which SELLER's "B"

          Contract gas is obtained.

               III.  Delivery Points and Pressure:  The gas purchased

          hereunder by BUYER shall be delivered by SELLER to BUYER at the outlet discharge header of SELLER's Fain Gas Plant and at such other points as may be mutually agreed upon between BUYER and

          SELLER.

               During periods when the volume of gas demand on BUYER's

          system is less than or equal to the maximum volume of gas SELLER is required to deliver to BUYER's system pursuant to Article II hereof, the deliveries at the outlet of SELLER's Fain Gas Plant as aforesaid shall be made at pressures not less than 190# per square inch gauge and not in excess of 400# per square inch gauge, as required from time to time by BUYER.

                Notwithstanding the foregoing, if during periods when the

          volume of gas demand on BUYER's system is more than the maximum volume of gas SELLER is required to deliver to BUYER's system pursuant to Article II hereof, then SELLER's deliveries may be made at pressures less than 190# per square inch gauge.  In the event BUYER desires a minimum delivery pressure in excess of 190#

          per square inch gauge then same shall be subject to negotiations between the parties, provided that BUYER shall give SELLER one

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          year's advance written notice requesting such future pressure.

          The deliveries made at points other than the outlet of SELLER's

          Fain Gas Plant shall be made at pressures suitable to BUYER but within the then existing limitations of SELLER's supply at such points.

               IV.  Prices and Charges:

               (a)  Prices:  Except as provided in Section (c) of this

          Article IV, all gas delivered to BUYER by SELLER pursuant to this

          Agreement shall be priced as follows:

               A composite price per Mcf for gas delivered hereunder shall be determined by a formula comprised of a Fixed Price component which will be utilized for seventy percent (70%) of the composite price, and a Spot Price component which will be utilized for thirty percent (30%) of the composite price.  Such formula price will be in effect for a period beginning January 2, 1993 and ending December 31, 1997.  The pricing of gas to be delivered hereunder in periods subsequent to December 31, 1997 is described in Section (c) of this Article IV.

               The composite price per Mcf to be paid each month by BUYER shall be calculated as follows:

               Monthly Price = {FP x 0.7} + {(SP + $0.10) (0.3)}

               where:

               FP = Fixed Price component

               SP = Spot Price component

               The Fixed Price component shall be determined for each year by establishing a Fixed Price of $2.71 per Mcf for the initial year of 1993.  The Fixed Price shall be redetermined for each subsequent year by escalating the prior year's Fixed Price by







          five percent (5%) for calendar years 1994 and 1995, and seven and one-half percent (7.5%) for calendar years 1996 and 1997.

               The Fixed Price component of the formula price is thus

          calculated as follows:

               Year        Fixed Price Component Per Mcf

               1993        $2.71 = 1993 Fixed Price

               1994        $2.71 x 1.05 = 1994 Fixed Price

               1995        1994 Fixed Price x 1.05 = 1995 Fixed Price

               1996        1995 Fixed Price x 1.075 = 1996 Fixed Price

               1997        1996 Fixed Price x 1.075 = 1997 Fixed Price

               The Spot Price component shall be determined monthly and

          shall be comprised of the hereinafter described Spot Index Price,

          plus a fee of $0.10.  The parties shall use the first issue of

          Natural Gas Week published each month to determine the Spot Index

          Price.  The Spot Index Price shall be that price reported in the table titled "Gas Price Report" under the subheadings "Texas,

          West, Spot, Delivered to Pipeline" in the "Bid Week" column for the month of actual delivery.  If such index ceases to be

          published or the parties mutually agree that the index ceases to reasonably reflect the spot price for gas, the parties shall attempt to agree on a substitute index giving due regard to the purpose and intent in selecting this original index.  If the parties cannot mutually agree on a substitute index or cannot agree that the index in effect at the time has ceased to

          reasonably reflect the spot price for gas delivered hereunder,

          then in either of such events, the parties agree that they shall submit the issue of the alternate selection of an appropriate index to binding arbitration to be conducted by and under the







          then existing rules of the American Arbitration Association

          ("AAA") within thirty (30) days of written notification from one party to the other;  provided, however, that such arbitration shall not be conducted more often than once every two years in the event of disagreement as to whether a particular index reasonably reflects the spot price for gas.  The question of selection of an index brought about by the cessation of

          publication of an index being used may be submitted to

          arbitration as often as is necessary.  The selection of

          arbitrators will be conducted pursuant to the process described under Section (c) of Article IV below and the three arbitrators so chosen will be required to issue within thirty (30) days from the date of their selection their decision on the appropriate index to be utilized.

               The parties agree that until a new index has been

          established, the applicable Spot Price to be used on an interim basis each month will be the Spot Price for the same month of the prior year plus 5%.  As soon as the new index is established, it will become retroactively effective as of the first day of the month following the month during which the thirty (30) day written notification was received by the second party and any required adjustment will be made within ninety (90) days.

               (b)  Tax Surcharges:  It is understood and agreed that the prices for gas provided for herein shall be increased or

          decreased, as the case may be, to reflect the full amount of any new or additional, or of any increase or decrease in present rates of severance, gross production, gross receipts, and excise taxes of any nature whatsoever or similar taxes which, after

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          January 1, 1993, may be imposed, levied or assessed by any governmental authority upon the gas sold hereunder, whether or not the same shall be paid or payable directly or indirectly by

          SELLER.  Taxes being reimbursed by BUYER to SELLER as of December

          31, 1992 will continue to be reimbursed by BUYER and shall be calculated in the same manner as such taxes were calculated on

          December 31, 1992.  Applicable laws, rulings or orders

          increasing, decreasing or creating any such tax shall be binding and conclusive upon BUYER until such time as the invalidity thereof has been finally established by the decision of a court of competent jurisdiction.  In no event, however, shall the provisions of this paragraph be applied or construed so as to decrease the prices for gas sold by virtue of this Agreement below the applicable prices then in effect pursuant to Sections

          (a) or (c) of this Article IV.  In the event any tax included within this Section is legally determined to be invalid or unlawfully collected and a refund thereof is subsequently

          received by SELLER, then SELLER agrees to return to BUYER such portion of the refund as may have been applicable to purchases made by BUYER and paid by BUYER to SELLER, less SELLER's costs of recovering such refund.

               (c)  Future price determinations:  The price redetermi-

          nation procedure set forth hereinafter shall be employed for each two year period of the remaining term of the Amarillo Supply

          Agreement, following the formula pricing period (1993 - 1997)

          outlined in (a) above.  On or before September 1, 1997, and on or before September 1 each two years thereafter, BUYER and SELLER shall meet to determine the price(s) or pricing formula to be in

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          effect during each subsequent two year period, commencing January

          1, 1998.  If the parties have not redetermined the price(s) or agreed upon a pricing formula by September 1, 1997, and each

          September 1 each two years thereafter, then the parties agree that they shall submit such pricing determination to binding arbitration to be conducted by, and under the then existing rules of the AAA within thirty (30) days of written notification from one party to the other.  Within sixty (60) days of such

          submission, three arbitrators shall be chosen by the parties from panels supplied by the AAA.  If the parties are unable to select three arbitrators during such period, the selection of the remaining arbitrator(s) shall be conducted pursuant to the rules of the AAA governing the selection of arbitrator(s) when the parties have failed to do so.

               The arbitrators so chosen shall be instructed to determine,

          within ninety (90) days from their selection, a reasonable price(s) or pricing formula based on the particular character-

          istics of the supply under the Amarillo Supply Agreement at the time of the price redetermination for the two year period

          beginning January 1, 1998, or any subsequent two year period, for which the parties are unable to agree upon a price(s) or pricing formula. Essential characteristics to be considered by the arbitrators include the following:

               1)  The annual volume normally purchased from SELLER by

          BUYER.

               2)  The daily volume made available from SELLER to BUYER

          during the various seasons of the year.



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               3)  The average daily volume utilized by BUYER during the

          course of a year.

               4)  The load factor and daily and seasonal swings of

          BUYER's Amarillo system demands.

               5)  The remaining term of the Amarillo Supply Agreement.

               The parties agree that until a new price(s) or pricing

          formula has been established, the applicable composite price for each month to be used on an interim basis will be the same as the applicable composite price established for the same month of the prior year plus 5%.  As soon as the new price(s) or pricing formula is established, it will become retroactively effective as of the first day of the new pricing period and any required adjustment will be made within ninety (90) days.

               V.  Quality:  All of the gas sold hereunder shall be

          gasoline plant residue gas and shall have the following

          characteristics:

               (a)  It shall contain not more than twenty-five one

          hundredths (0.25) grain of hydrogen sulphide per 100 cubic feet measured as herein provided;

               (b)  The dew point at delivery pressure shall be at least

          ten degrees below the existing ground temperature at pipeline depth;

               (c)  It shall be commercially free of dust, gums, and other solid matter;

               (d)  The gas shall have a monthly weighted gross heating

          value of not less than nine hundred fifty (950) British Thermal

          Units per cubic foot.









               VI.  Meters and Measurement:  (a)  The volume of gas

          delivered hereunder shall be measured by orifice meters installed and maintained as prescribed in the Gas Measurement Committee

          Report No. 3, (ANSI/API-2530, Second Edition) of the American Gas

          Association and as revised from time to time.  (AGA Report No. 3)

               (b)  BUYER shall maintain and operate at or near the

          various points of delivery, suitable meters and auxiliary

          equipment to properly measure the volumes of gas being delivered.

          All such measuring equipment shall remain the sole property of

          BUYER but the SELLER shall have access to said metering equipment at all reasonable times.  The reading, calibration, and adjusting of said meters shall be done by the employees or agents of BUYER and charts and records from such metering equipment shall remain the property of BUYER, but upon request of SELLER, BUYER will submit to SELLER the records and charts from said metering equipment together with calculations therefrom for SELLER'S inspection and verification subject to return by SELLER within a reasonable period of time.

               (c)  SELLER may, at its option and at its sole cost and

          expense, install and operate check metering equipment, but the metering equipment of BUYER shall be used for determining the amounts of gas delivered under this Agreement.

               (d)  The unit of measurement for all gas deliverable under this Agreement shall be one thousand (1,000) cubic feet of natural gas at a base temperature of sixty (60) degrees

          Fahrenheit and at a base pressure of 14.65 pounds absolute and the readings and registrations of all metering equipment shall be









          computed into such units in accordance with AGA Report No. 3 referenced above.

               (e)  For the purpose of measurement the average atmospheric pressure shall be assumed to be thirteen (13.0) pounds

          irrespective of the actual elevation of the delivery point above sea level or of variations in the barometric pressure from time to time.

               (f)  For meters of the orifice type, corrections shall be

          made for the following factors:

               1)  Flowing temperature variation from 60 degrees

          Fahrenheit;

               2)  Deviation of the gas from Boyle's Law;

               3)  Calculations shall be based on specific gravities

          determined by chromatograph analysis of the flowing gas stream for the current month, based upon either a continuous composite sample at the tailgate of the Fain Plant or a proportional to flow composite sample at the tailgate of the Fain Plant.

               (g)  All determinations of physical characteristics, and

          meter tests shall be made with standard apparatus and using generally accepted industry methods at such times and places as in accordance with good practice may be agreed upon from time to time between SELLER and BUYER.

               VII.  Billing and Payment:  SELLER shall render to BUYER,

          on or before the tenth (10th) day of each month a statement showing the volume of gas delivered to BUYER during the calendar month immediately preceding and the amount of payment or payments then due from BUYER to SELLER for such gas delivered.  In the event an error is discovered in the amount billed in any

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          statement rendered by SELLER, such error shall be adjusted within thirty (30) days after a claim is made therefore, but in any event within twenty-four (24) months from the date of such statement.  Failure to make a written request for a required adjustment within the twenty-four (24) month period shall be deemed a waiver of that adjustment by the party having such adjustment rights.  Both SELLER and BUYER shall have the right to examine, at reasonable times, books, records and charts of the other to the extent necessary to verify the accuracy of any statement, charge or computation made under or pursuant to any of the provisions hereof.

               BUYER agrees to pay SELLER at its office in Amarillo,

          Texas, or at such other address designated in writing by SELLER,

          on or before the 20th day of each month for all gas delivered hereunder during the preceding month according to the gas

          measurements and computations and at the prices hereinbefore provided for and billed on said monthly statement.  Should BUYER fail to pay any amount due SELLER when such amount is due and such failure to pay continues for sixty (60) days, then SELLER may suspend deliveries of gas, but the exercise of such right shall be in addition to any and all other remedies available to

          SELLER.

               VIII.  Force Majeure:  In the event of either party being

          rendered unable wholly or in part by force majeure to carry out its obligations under this Agreement other than to make payments of amounts due hereunder, it is agreed that on such party giving notice and full particulars of such force majeure in writing or by telegraph to the other party as soon as possible after the







          occurrence of the cause relied on, then the obligations of the party giving such notice, so far as they are affected by such force majeure, shall be suspended during the continuance of any inability so caused but for no longer period, and such cause shall, so far as possible, be remedied with all reasonable dispatch.

               The term "force majeure" as employed herein shall mean acts of God, strikes, lockouts or other industrial disturbances, acts of the public enemy, wars, blockades, insurrections, riots,

          epidemics, landslides, lightning, earthquakes, fires, storms,

          floods, washouts, arrests and restraint of rulers and people,

          civil disturbances, explosions, breakage or accident to machinery or lines of pipe, the necessity for making repairs and/or

          alterations in machinery or lines of pipe, freezing of wells or lines of pipe, sudden partial or entire failure of natural gas wells, and any other cause, whether of the kind herein

          enumerated, or otherwise, not within the control of the party claiming suspension and which by the exercise of due diligence such party is unable to overcome.

               IX.  Responsibility for Handling:  As between the parties

          hereto, SELLER shall be in control and possession of the gas deliverable hereunder and responsible for any damage or injury caused thereby until the same shall have been delivered to BUYER,

          after which delivery BUYER shall be deemed to be in exclusive control and possession thereof and responsible for any such injury or damage.

               X.  Termination for Default:  If either party shall fail to perform the covenants or obligations imposed upon it under and by







          virtue of this Agreement, then and in such event the other party may, at its option, terminate this Agreement by proceeding as follows:

               The party not in default shall cause written notice to be

          served on the party in default, stating specifically the cause for terminating this Agreement and declaring it to be the

          intention of the party giving the notice to terminate the same;

          thereupon the party in default shall have thirty (30) days after the service of the aforesaid notice in which to remedy or remove the cause or causes stated in the notice for terminating this

          Agreement and if, within said period of thirty (30) days, the party in default does so remove and remedy said cause or causes and fully indemnifies the party not in default for any and all consequences of such breach, then such notice shall be withdrawn and this Agreement shall continue in full force and effect.  In case the party in default does not so remedy and remove the cause or causes and/or does not indemnify the party giving the notice for any and all consequences of such breach within said period of thirty (30) days, and if the party giving the notice does not withdraw the notice, then this Agreement shall become null and void from and after the expiration of said period.  Any

          cancellation of this Agreement pursuant to the provisions of this article shall be without prejudice to any right of the party not in default to collect any amounts then due to it and without waiver of any other remedy to which the party not in default may be entitled for violation of this Agreement.

               XI.  Successors and Assigns:  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of

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          the parties hereto, and is intended solely for the benefit of

          BUYER and SELLER and their respective successors and assigns and not for the benefit of any third parties.  Whenever the name of any corporation or partnership is used herein it shall include the successors and assigns of such corporation or partnership,

          but neither party hereto may assign this Agreement without the written consent of the other being first had and obtained, which written consent shall not be unreasonably withheld.

               XII. Term:  This Agreement shall be in force and effect

          from and after January 2, 1993, and shall continue in force and effect for so long as SELLER has merchantable quantities of gas available hereunder for sale to BUYER.

               XIII.  Miscellaneous:  (a)  This Agreement shall be

          governed by and construed in accordance with the laws of the

          State of Texas, excluding any conflicts of law, rule, or other principle which might refer such construction to the laws of another state.  All terms and conditions of this Agreement were prepared jointly by the SELLER and BUYER and not by any party to the exclusion of the other.

               (b)  This Agreement may not be modified or amended except

          by the written agreement of the parties hereto.

               (c)  No waiver by either party hereto of any default of the other party or breach of any provision of the other party under this Agreement shall operate as, or be deemed to be, a waiver of any other or subsequent default or breach, whether of a like or different nature.

               (d)  Each provision and term of this Agreement is intended to be several.  If any term or provision hereof is held to be







          illegal or invalid by a court of competent jurisdiction, such illegality or invalidity shall not affect in any way the validity or legality of the remaining terms or provisions.

               IN WITNESS WHEREOF, the parties hereto have executed this

          Amarillo Supply Agreement effective as of the date first above written.








                                        MESA OPERATING LIMITED PARTNERSHIP
                                        By Pickens Operating Co.,
                                        General Partner

                                        By    /s/ s. Leonard Hruzek, Jr.
                                             -----------------------------
                                             S. Leonard Hruzek, Jr.,
                                             Vice President

                                        Date September 2, 1993
                                             -----------------------------

                                        ENERGAS COMPANY, a division of
                                        Atmos Energy Corporation

                                        By    /s/ Toby A. Priolo
                                             -----------------------------
                                             Toby A. Priolo,
                                             Vice President

                                        Date August 27, 1993
                                             -----------------------------















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